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                                                                    EXHIBIT 21.1

                                GTI CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT



Electronic Supply Corporation, a Delaware corporation and wholly-owned subsidiary of Esco Sales, Inc.

Esco Sales, Inc., a Delaware corporation

Valor Electronics, Inc., a California corporation

Valor East Electronics, Ltd., a Hong Kong corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Barnfinch, Ltd., a Hong Kong corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Valor Electronics GmbH, a German corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Valor Electronics Philippines, Inc., a Philippines corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Val Pan Am, S.A., a Mexican corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Sierracin, S.A., a Mexican corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Valor Electronics Investments BV, a Netherlands corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Valor Electronics Cayman, Inc., a Cayman Islands corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Promptus Communications, Inc., a Rhode Island corporation

Promptus Communications (UK) Ltd., a United Kingdom corporation and wholly-owned subsidiary of Promptus Communications, Inc.

Promptus Communications Pty. Ltd., an Australian corporation and wholly-owned subsidiary of Promptus Communications, Inc.

         The financial statements of the foregoing subsidiaries are included in the Company's consolidated financial statements.